                                                                                                                        EXHIBIT 12

                                                           ASHLAND INC.
                                          COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                              AND EARNINGS TO COMBINED FIXED CHARGES AND
                                                      PREFERRED STOCK DIVIDENDS
                                                            (In millions)

                                                                                                                 Nine Months Ended
                                                                  Years Ended September 30                            June 30
                                              -------------------------------------------------------------  -----------------------
                                                  1995         1996       1997         1998         1999        1999         2000
                                              ----------   ----------  -----------  ----------   ----------  ----------   ----------
EARNINGS

Income (loss) from continuing operations      $     (2)    $    115    $    169     $    178     $    291     $    176    $    195
Income taxes                                         -           71         125          114          193          110         135
Interest expense                                   153          154         148          133          141          103         142
Interest portion of rental expense                  35           44          48           40           35           26          29
Amortization of deferred debt expense                1            1           1            1            1            1           2
Undistributed earnings of
    unconsolidated affiliates                       (1)          (3)         (6)         (62)         (11)           3        (143)
Amounts related to significant affiliates*
    Earnings                                         7            7           7            -            -            -           -
    Dividends                                       (1)           -           -            -            -            -           -
                                              ----------   ----------  -----------  ----------   ----------   ----------  ----------
                                              $    192     $    389    $    492     $    404     $    650     $    419    $    360
                                              ==========   ==========  ===========  ==========   ==========   ==========  ==========

FIXED CHARGES

Interest expense                              $    153     $    154    $    148     $    133     $    141     $    103    $    142
Interest portion of rental expense                  35           44          48           40           35           26          29
Amortization of deferred debt expense                1            1           1            1            1            1           2
Capitalized interest                                 -            -           1            -            -            -           -
Fixed charges of significant affiliates*             6            6           5            -            -            -           -
                                              ----------   ----------  -----------  ----------   ----------   ----------  ----------
                                              $    195     $    205    $    203     $    174     $    177     $    130    $    173
                                              ==========   ==========  ===========  ==========   ==========   ==========  ==========

COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

Preferred dividend requirements               $     19     $     19    $      9     $      -     $      -     $      -    $      -
Ratio of pretax to net income**                   1.04         1.61        1.74            -            -            -           -
                                              ----------   ----------  -----------  ----------   ----------   ----------  ----------
Preferred dividends on a pretax basis               19           30          17            -            -            -           -
Fixed charges                                      195          205         203          174          177          130         173
                                              ----------   ----------  -----------  ----------   ----------   ----------  ----------
                                              $    214     $    235    $    220     $    174     $    177     $    130    $    173
                                              ==========   ==========  ===========  ==========   ==========   ==========  ==========

RATIO OF EARNINGS TO
FIXED CHARGES                                      ***         1.90        2.42         2.32         3.67         3.22        2.08

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS                     ****         1.66        2.24         2.32         3.67         3.22        2.08

* Significant affiliates are companies accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries.

** Computed as income from continuing operations before income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pretax basis.

***   Fixed charges exceeded earnings (as defined) by $3 million.

**** Combined fixed charges and preferred stock dividends exceeded earnings (as defined) by $22 million.